EXHIBIT 21.1

SUBSIDIARIES OF PARAMETRIC TECHNOLOGY CORPORATION

Name	Place of Incorporation
Division Inc.	California
InPart Design, Inc.	California
auxilium inc.	Delaware
Computervision Corporation	Delaware
CV Finance Holding, Inc.	Delaware
CV International Holding, Inc.	Delaware
ICEM Technologies, Inc.	Delaware
Parametric Holdings Inc.	Delaware
Parametric International, Inc.	Delaware
Parametric Technology International, Inc.	Delaware
Windchill Technology, Inc.	Delaware
Computervision Securities Corporation	Massachusetts
Parametric Securities Corporation	Massachusetts
PTC International, Inc.	Massachusetts
Computervision Australian Operations Pty Limited	Australia
Parametric Technology Australia Pty Limited	Australia
Parametric Technology Gesellschaft m.b.H.	Austria
Parametric Foreign Sales Corporation	Barbados
Parametric Technology (Belgium) b.v.b.a.	Belgium
Computervision (Bermuda) Limited	Bermuda
Parametric Technology Brasil Ltda.	Brazil
Computervision (Canada) Inc.	Canada
Parametric Technology (Canada) Ltd.	Canada
Parametric Technology (C.R.) s.r.o.	Czech Republic
Computervision Denmark A/S	Denmark
Parametric Technology (Denmark) A/S	Denmark
Parametric Technology (Finland) Oy	Finland
Division S.A.R.L.	France
Parametric Technology S.A.	France
ICEM Holdings GmbH	Germany
ICEM Technologies GmbH	Germany
Parametric Technology GmbH	Germany
Computervision Asia Ltd.	Hong Kong
Computervision Service Ltd.	Hong Kong
Parametric Technology (Hong Kong) Limited	Hong Kong
Computervision Research & Development (India) Limited	India
Computervision Software Products (India) Private Limited	India
Parametric Technology (India) Private Limited	India
Parametric Technology (Republic of Ireland) Limited	Ireland
PT Republic of Ireland Services Limited	Ireland
Parametric Technology Israel Ltd.	Israel
Computervision S.p.A.	Italy
Division Italia S.r.l.	Italy
Parametric Technology Italia S.r.l.	Italy
Nihon Computervision Corporation	Japan
Nihon Parametric Technology K.K.	Japan
Parametric Korea Co., Ltd.	Korea
Name	Place of Incorporation
CV Holding (Mauritius) Ltd.	Mauritius
Parametric Technology Mexico S.A. de C.V.	Mexico
Parametric Technology New Zealand Limited	New Zealand
Computervision Norge AS	Norway
Parametric Technology Norway AS	Norway
Computervision Sp. z.o.o.	Poland
Parametric Technology Poland Sp. z.o.o.	Poland
Parametric Technology Portugal-Computadores, Lda.	Portugal
Computervision TOO	Russia
Computervision Asia Pte Ltd	Singapore
Parametric Technology Singapore Pte Ltd	Singapore
Parametric Technology (Slovakia) s.r.o.	Slovak Republic
Parametric Technology South Africa (Proprietary) Limited	South Africa
Computervision Espana, S.A.	Spain
Parametric Technology Espana, S.A.	Spain
Computervision Sverge AB	Sweden
PTC Sweden AB	Sweden
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology (Taiwan) Limited	Taiwan
Computervision B.V.	The Netherlands
Computervision Finance B.V.	The Netherlands
Computervision International Distribution B.V.	The Netherlands
Extended Vision Logistics International B.V.	The Netherlands
Parametric Technology Europe B.V.	The Netherlands
Parametric Technology Nederland B.V.	The Netherlands
3 rd Angle Limited	United Kingdom
Computervision Limited	United Kingdom
Computervision Pensions Limited	United Kingdom
Division Group Limited	United Kingdom
Division Limited	United Kingdom
ICEM Systems (UK) Limited	United Kingdom
Parametric Technology (UK) Limited	United Kingdom
Parametric (UK) Holdings Limited	United Kingdom
Rasna U.K. Limited	United Kingdom